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                                                               EXHIBIT 4.2


                    FIRST AMENDMENT TO RIGHTS AGREEMENT

     This Amendment, dated as of March 3, 1997 (the "Amendment"), is between ENSCO International Incorporated (formerly known as Energy Service Company, Inc.), a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent").

                            W I T N E S S E T H:

     WHEREAS, the Rights Agent and Energy Service Company, Inc., now known as ENSCO International Incorporated, are parties to a Rights Agreement dated as of February 21, 1995 (the "Agreement"); and

     WHEREAS, pursuant to Section 27 of the Agreement, the Company and the Rights Agent desire to amend the Agreement as set forth below.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     Section 1. AMENDMENTS TO REFLECT NAME CHANGE. Each reference to "Energy Service Company, Inc." contained on the cover page of the Agreement, the first paragraph on page 1 of the Agreement, the legend in
Section 3(c) of the Agreement, Section 26 of the Agreement, the attestation of the Agreement on page 37 and in Exhibits A, B and C to the Agreement is hereby amended and restated in its entirety to read "ENSCO INTERNATIONAL INCORPORATED (formerly known as Energy Service Company, Inc.)".

     Section 2. AMENDMENT TO SECTION 3(C) OF THE AGREEMENT. Section 3(c) of the Agreement is hereby amended by deleting the reference to "the Record Date" in the fourth line thereof and substituting in its place "May 23, 1995", and deleting each reference to "Energy Service Company, Inc." in the form of legend included in such section and substituting in its place "ENSCO International Incorporated".

     Section 3. AMENDMENT TO SECTION 7(B) OF THE AGREEMENT. Section 7(b) of the Agreement is hereby amended by deleting the reference to "$50.00" in the first line of such subsection and replacing it with "$250.00".

     Section 4. AMENDMENT TO EXHIBIT B OF THE AGREEMENT. Exhibit B of the Agreement is hereby amended by deleting the reference to "$50.00" in the fourth line of the carry-over paragraph on page B-2 thereof and replacing it with "$250.00".

     Section 5. SEVERABILITY. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     Section 6.   GOVERNING LAW.   This Amendment shall be  deemed to be  a
contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such


State applicable to contracts made and to be performed entirely within such State.

     Section 7. COUNTERPARTS. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     Section 8. EFFECT OF AMENDMENT. Except as expressly modified herein, the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

                                        ENSCO INTERNATIONAL
                                        INCORPORATED (formerly known as
Attest:                                 Energy Service Company, Inc.)


By:   /s/ ROBERT O. ISAAC               By:   /s/ WILLIAM S. CHADWICK
      ------------------------                ----------------------------
Name:     Robert O. Isaac               Name:     William S. Chadwick
      ------------------------                ----------------------------
Title:    Assistant Secretary           Title:  Vice President & Secretary
      ------------------------                ----------------------------


Attest:                                 AMERICAN STOCK TRANSFER &
                                        TRUST COMPANY


By:   /s/ CARLOS PINTO                  By:   /s/ CAROLYN B. O'NEILL
      ------------------------                -------------------------
Name:     Carlos Pinto                  Name:     Carolyn B. O'Neill
      ------------------------                -------------------------
Title:    Vice President                Title:    Vice President
      ------------------------                -------------------------